SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant                              |X|
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement.

[ ]  Confidential,For Use of theCommissionOnly (as permittedby Rule 14a-6(e)(2))
[ ]  Definitive proxy statement.
|X|  Definitive additional materials.
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                            Triton PCS Holdings, Inc.
                (Name of Registrant as Specified in its Charter)
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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|X| No fee required.
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        (3)      Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it
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                               [Triton Letterhead]


April 27, 2001

Mr. Steven Sears
Director, Proxy Advisory Service
Institutional Shareholder Services
144 Research Blvd, 4th Floor
Rockville, MD  20850

Dear Mr. Sears:

         As we discussed, our proposed amendment to the Stock Incentive Plan, as described in the proxy statement for Triton PCS Holdings, increases the number of shares available for issuance under the Plan. While the terms of our Plan do not directly address repricing of stock options, the Plan does permit the Compensation Committee to amend outstanding option awards to include a feature which can be used as a technique to reprice outstanding awards. However, you should note that this feature has been in the Plan since its inception and is not related to the proposed amendment. The proposed amendment is solely intended to increase the number of available shares under the Plan so that we can continue with our existing incentive compensation programs.

         More importantly, while the Plan permits the issuance of options, to date we have not issued any options because the focus of our long-term incentive strategy has been the use of restricted stock. In the unlikely event that options are issued, we will not reprice those options by doing any of the following without the prior approval of our shareholders:

o lowering the option exercise price of a previously granted award, or
o cancellation of the outstanding options with subsequent replacement, or
o regrant of options with lower exercise prices.

         If you need further information about the proposed amendment, please contact us.



                                   Sincerely,



                                                   /s/ David D. Clark
                                                   -----------------------------
                                                   David D. Clark
                                                   Executive Vice President and
                                                   Chief Financial Officer